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                                                                 Exhibit 3(a)(3)

                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                        TENNESSEE GAS PIPELINE COMPANY
                          ORIGINALLY INCORPORATED AS
                      TENNESSEE GAS TRANSMISSION COMPANY
                                      ON
                                 JUNE 9, 1947

  This Restated Certificate of Incorporation was duly adopted pursuant to the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware.

  FIRST: The name of the Corporation is Tennessee Gas Pipeline Company (herein sometimes referred to as the "Corporation").

  SECOND: The address of its registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

  THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is two hundred (200) and the par value of each of such shares is Five Dollars ($5.00) amounting in the aggregate to One Thousand Dollars ($1,000).

  FIFTH: All corporate powers shall be exercised by the Board of Directors, except as provided by statute or by this Certificate of Incorporation, as amended.

  The Board of Directors shall have the power to make, amend, alter, change, add to or repeal by-laws for the Corporation, without any action on the part of the stockholders. The by-laws made by the Board of Directors may be amended, altered, changed, added to or repealed by the stockholders.

  The number of directors of the Corporation shall be fixed from time to time by the by-laws and may be altered as the by-laws provide.

  SIXTH: The Corporation is to have perpetual existence.

  SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such

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place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

  EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

  NINTH: A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

  IN WITNESS WHEREOF, said TENNESSEE GAS PIPELINE COMPANY has caused this Restated Certificate of Incorporation to be signed by its Chairman of the Board and Chief Executive Officer and its corporate seal to be hereunto affixed and attested by its Corporate Secretary, this 2nd day of November, 1992.

                                      TENNESSEE GAS PIPELINE COMPANY

[SEAL]

                                      BY:   /s/ R. C. Thomas
                                         _____________________________
                                                  R. C. Thomas
                                             Chairman of the Board
                                          and Chief Executive Officer

ATTEST:

BY:  /s/ Karl A. Stewart
   --------------------------
   Karl A. Stewart, Secretary


                                       2
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                                CERTIFICATE OF
                         OWNERSHIP AND MERGER MERGING
                             TENNECO TURKIYE, INC.
                                 INTO AND WITH
                        TENNESSEE GAS PIPELINE COMPANY

  TENNESSEE GAS PIPELINE COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

  FIRST: That it is the owner of all the issued and outstanding stock of TENNECO TURKIYE, INC., a Delaware corporation, incorporated on August 20, 1973.

  SECOND: That, in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of TENNESSEE GAS PIPELINE COMPANY, by written consent, adopted the following resolutions to merge TENNECO TURKIYE, INC. into and with TENNESSEE GAS PIPELINE
COMPANY:

     RESOLVED, that the Company merge into itself and it hereby does merge into itself its wholly-owned subsidiary Tenneco Turkiye, Inc. and assume all of said corporation's liabilities and obligations; and it is further

     RESOLVED, that the proper officers of the Company be, and they hereby are, authorized, empowered and directed to execute, under the corporate seal of the Company, a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Tenneco Turkiye, Inc. into the Company, pursuant to which the Company will assume all of the liabilities and obligations of the said Tenneco Turkiye, Inc., and to cause the same to be filed, in the manner provided by law, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.


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  IN WITNESS WHEREOF, said TENNESSEE GAS PIPELINE COMPANY has caused its corporate seal to be hereunto affixed and this Certificate to be signed by E. J. Milan, its Vice President, and James D. Gaughan, its Assistant Secretary, as of February 2, 1993.

                                        TENNESSEE GAS PIPELINE COMPANY


                                        BY:   /s/ E. J. Milan
                                           -----------------------------
                                           E. J. Milan, Vice President

ATTEST:


    /s/ James D. Gaughan
----------------------------
       James D. Gaughan
     Assistant Secretary

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                                CERTIFICATE OF
                         OWNERSHIP AND MERGER MERGING
                           TENNECO CHINA TRADE INC.
                                      AND
               TENNECO INTERNATIONAL MARKETING & SOURCING, INC.
                                 INTO AND WITH
                        TENNESSEE GAS PIPELINE COMPANY

 TENNESSEE GAS PIPELINE COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

 FIRST: That it is the owner of all the issued and outstanding stock of TENNECO CHINA TRADE INC., a Delaware corporation, incorporated on January 10, 1986; and TENNECO INTERNATIONAL MARKETING & SOURCING, INC., a Delaware corporation, incorporated on July 16, 1985.

 SECOND: That, in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of TENNESSEE GAS PIPELINE COMPANY, by written consent dated as of January 17, 1995, adopted the following resolutions to merge TENNECO CHINA TRADE INC. and TENNECO INTERNATIONAL MARKETING & SOURCING, INC. into and with TENNESSEE GAS PIPELINE
COMPANY:

        RESOLVED, that the Company merge into itself and it hereby does merge into itself its wholly-owned subsidiary Tenneco China Trade Inc. and assume all of said corporation's liabilities and obligations; and it is further

        RESOLVED, that the proper officers of the Company be, and they hereby are, authorized, empowered and directed to execute, under the corporate seal of the Company, a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Tenneco China Trade Inc. into the Company, pursuant to which the Company will assume all of the liabilities and obligations of the said Tenneco China Trade Inc., and to cause the same to be filed, in the manner provided by law, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

                                 *     *     *

        RESOLVED, that the Company merge into itself and it hereby does merge into itself its wholly-owned subsidiary Tenneco International Marketing & Sourcing, Inc. and assume all of said corporation's liabilities and obligations; and it is further

        RESOLVED, that the proper officers of the Company be, and they hereby are, authorized, empowered and directed to execute, under the corporate seal of the Company, a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Tenneco International Marketing & Sourcing, Inc. into the Company, pursuant to which the Company will assume all of the liabilities and obligations of the said Tenneco International Marketing & Sourcing, Inc., and to cause the same to be filed, in the manner provided by law, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

                                       2

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 IN WITNESS WHEREOF, said TENNESSEE GAS PIPELINE COMPANY has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Robert G. Simpson, its Vice President, and James D. Gaughan, its Assistant Secretary, as of January 31, 1995.


                                          TENNESSEE GAS PIPELINE COMPANY



                                          By: [SIGNATURE OF ROBERT G. SIMPSON
                                                   APPEARS HERE]
                                              -------------------------------
                                              Robert G. Simpson
                                              Vice President

ATTEST:


[SIGNATURE OF JAMES D. GAUGHAN
      APPEARS HERE]
------------------------------
James D. Gaughan,
Assistant Secretary

                                       3